Exhibit 10.25

                      TERMINATION AND SETTLEMENT AGREEMENT

     THIS TERMINATION AND SETTLEMENT AGREEMENT (this "Agreement") is made, entered into and effective only as of the Effective Date (hereinafter defined), by and among Refocus Group, Inc., a Delaware corporation, whose business and mailing address is 10300 North Central Expressway, Suite 104, Dallas, Texas 75231 (hereinafter, "Refocus Group"), Refocus Ocular, Inc. (formerly known as Presby Corp), a Delaware corporation and wholly-owned subsidiary of Refocus Group, whose business and mailing address is 10300 North Central Expressway, Suite 104, Dallas, Texas 75231 (hereinafter, "Refocus Ocular," and together with Refocus Group, collectively, "Refocus"), and Verus Support Services Inc., a New York corporation, whose business and mailing address is 18 East 50th Street, 10th Floor, New York, New York 10022 (hereinafter, "Verus").

                                   WITNESSETH:

     WHEREAS, Refocus Group and Verus entered into that certain Contingent Subscription Agreement, dated as of March 6, 2003, as amended by those certain Letter Agreements dated June 11, 2003, August 28, 2003, January 6, 2004 and June 30, 2004 (collectively, the "Verus Contingent Subscription"), which provides that Verus or its affiliates will subscribe for and purchase, or caused to be subscribed for and purchased, a number of shares of Refocus Group common stock and warrants to purchase Refocus Group common stock upon certain conditions;

     WHEREAS, Refocus Ocular and Verus entered into that certain Letter Agreement, dated as of March 6, 2003 (the "Advisory Agreement," and together with the Verus Contingent Subscription, collectively, the "Verus Agreements"), pursuant to which Verus and its affiliates agreed to be appointed as the non-exclusive advisor for, and on behalf of, Refocus Ocular (as successor to Presby Corp);

     WHEREAS, despite the best efforts of the parties hereto, the results and benefits anticipated from the Verus Agreements have not been realized and are not expected to be realized;

     WHEREAS, Refocus and Verus desire to provide for the orderly cancellation and termination of each of the Verus Agreements; and

     WHEREAS, concurrently with the execution of this Agreement, Refocus Group and Verus International Group Ltd., a Cayman Islands corporation ("Verus International"), have entered into that certain Loan Agreement (the "Loan Agreement"), pursuant to which Verus International or its designees will make a loan to Refocus Group. The execution and delivery of each of the Loan Agreement and this Agreement is a condition to the effectiveness of the other.

     NOW, THEREFORE, upon, and as consideration for, the execution of this Agreement by the parties and the mutual covenants, promises and agreements contained herein, and subject thereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. CANCELLATION OF VERUS AGREEMENTS. Each and every one of the Verus Agreements is hereby cancelled, terminated and rendered null and void, effective immediately only upon the Effective Date. The Verus Agreements include any and all amendments and supplements to, and appendices, exhibits and schedules attached to and/or included by reference in, any one or more of the Verus Agreements. Notwithstanding the cancellation and termination of the Verus Agreements and anything herein to the contrary notwithstanding, the provisions

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of the section titled "Confidentiality and Proprietary Information" contained in the Advisory Agreement shall survive and shall continue in full force and effect following the execution and delivery of this Agreement. Notwithstanding anything to the contrary herein, Refocus shall not be obligated to pay to Verus any further service or other fees or charges previously accrued or hereafter accruing under the Advisory Agreement at any time. The parties also hereby waive any, and agree that there shall be no further, accounting or "truing up" of accounts as provided in the Verus Agreements, and that each party hereby agrees that Refocus owes no amounts to Verus and vice versa under or pursuant to the Verus Agreements. Without limiting the generality of the foregoing, the parties hereby waive: (i) all rights to payments evidenced by all outstanding and unpaid invoices, whether generated by Refocus or Verus in connection with the Verus Agreements; (ii) all rights of Verus to payments under Advisory Agreement; and
(iii) any and all rights of Refocus to payments of unpaid purchase price due by Verus under the Verus Contingent Subscription. For purposes of this Agreement, "Effective Date" shall mean the date on which, and if and only if, Refocus Group consummates a financing aggregating at least $500,000 to Refocus Group, of which Verus International or its designees fund, or cause to be funded, an aggregate of $250,000 to Refocus Group, as contemplated in that certain Confidential Private Offering Memorandum of Refocus Group, dated as of September 21, 2004.

     2. BOARD REPRESENTATION. If, and only if, a financing that is in the form of equity securities of Refocus Group is completed by Verus International, or designees or agents introduced to Refocus Group by Verus International, on or prior to December 31, 2004, and such financing results in gross proceeds to Refocus Group in an aggregate amount of at least $2,000,000, excluding the outstanding principal balance and interest due under the notes issued pursuant to the Loan Agreement on the date of consummation of such financing, then Verus International shall be entitled to designate one nominee to be elected or appointed to the board of directors of Refocus Group; provided, however, such nominee shall be reasonably acceptable to the majority of the members of the board of directors of Refocus Group (as to whom, Andrew P. Merkatz is deemed to be acceptable). Upon such designation, Refocus Group shall take, or cause to be taken, all action within its power to cause such nominee to be elected or appointed to the board of directors of Refocus Group, including recommending to stockholders of Refocus Group that they vote for the election of such nominee to the board of directors of Refocus Group. Notwithstanding anything in this Agreement to the contrary, in no event shall a nominee designated by Verus International, if such designation is allowed under the terms of this Agreement, be entitled to serve as a director of Refocus Group after December 31, 2006. Verus International hereby agrees that, as a condition to the nomination of any person designated by Verus International under this paragraph 2, Verus International shall cause such nominee to execute an acknowledgment and resignation letter pursuant to which the nominee acknowledges the terms of this paragraph and tenders his resignation from the Board of Directors effective December 31, 2006. Refocus Group shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, all of the directors of Refocus Group, including the nominee designated by Verus International, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with, and in amounts paid in settlement of, any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and wherever asserted, brought or filed, arising out of or pertaining to any acts or omissions, or alleged acts or omissions, by the directors of Refocus Group in their respective capacities.


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     3. MUTUAL RELEASES.  The parties hereby release and forever  discharge each other, including their respective officers, directors, principals, shareholders, general partners, limited partners, attorneys, agents, associates, affiliates, subsidiaries and employees, and all of their respective heirs, personal representatives, executors, administrators, successors and assigns, from and against any and all disputes, demands, claims, liabilities, damages, actions and causes of action of any kind ("Claims"), which any party has had, now has or may have, whether known or unknown at the date hereof, whether based on a theory of tort, contract or any other legal theory, relating to or arising out of the Verus Agreements and/or parties' efforts to implement those contracts; provided, however, that this paragraph 3 shall not in any way prejudice, bar or affect the assertion of any Claims, directly or indirectly, arising out of, relating to or based upon the Loan Agreement or the transactions contemplated thereby. Each party represents and warrants to each other that it is the owner of all claims released herein and that such claims have not previously been assigned or conveyed, in whole or in part. Each party shall indemnify, defend and hold harmless the other from and against any and all loss, expense or liability from claims and actions made by anyone claiming by, through or under such party arising out of, based upon or relating to any or all of the claims released hereunder. Each person who is a signatory hereto represents and warrants personally that such person is authorized to sign this Agreement and bind the party on whose behalf such person has signed this Agreement.

     4. NONDISPARAGEMENT. In return for the mutual agreements of the parties hereto, each of the parties to this Agreement hereby agrees that, unless required by subpoena or other legal process, such party will not, directly or indirectly, do, say, write, authorize or otherwise create or publish anything that will in any way intentionally disparage the other or any past or present employee, agent, officer or director or consultant or other business associates of any party, and no party will make any statements to any person or entity about the dispute between the parties or about any contentions or allegations either party had against the other; provided, however, that this paragraph 4 shall not, and shall not be deemed to, prohibit a party from making factually correct statements reasonably necessary to said party's conduct of business, in dealing with its employees, clients, customers, business associates, agents, brokers, officers, directors or attorneys and in order to comply with reporting obligations under county, state or federal laws, rules and regulations, including, without limitation, the federal securities laws and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     5. CONFIDENTIALITY. The parties hereby agree not to disclose or reveal or in any way make known the terms and conditions of this Agreement or the underlying alleged facts and circumstances and allegations giving rise to this Agreement to anyone without the other party's prior written consent, except (i) as required by law or legal process, (ii) as reasonably necessary in order to comply with reporting obligations under county, state or federal laws, rules and regulations, including, without limitation, the federal securities laws and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, (iii) the parties' attorneys, accountants and/or professional representatives, or (iv) either party's employees, agents, brokers, clients and customers to the limited extent reasonably necessary to inform them of the termination of the Verus Agreements. Without prejudice to the rights and remedies otherwise available to any party hereto, the parties hereto hereby agree that each party hereto shall be entitled to equitable relief by way of injunction if any party or any of its representatives breach, or threaten to breach, any of the provision of this paragraph 5.

     6. UNDERSTANDING AND AGREEMENTS. The parties hereby acknowledge, agree and understand that:

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     (a) NO  REPRESENTATION.  The  parties to this  Agreement  have each made an independent investigation of the facts, circumstances and law relative to the other party's claims and liabilities, as well as their own claims and liabilities that are the subject matter of this Agreement. Except as set forth herein, none of the parties to this Agreement, nor anyone acting on behalf of any party, has made a representation of fact, opinion or promise to any other party to induce this compromise, and none of the parties are relying on any statements, representations, opinions or promises made by any person or party released or their agents, employees, representatives or attorneys.

     (b) KNOWLEDGE OF THE PARTIES. Inasmuch as all of the injuries, damages and losses (collectively, the "Damages"), if any, may not be fully known and hence may be more numerous or more serious than is now understood or expected, the parties hereto agree that this Agreement applies to all Damages resulting from matters that could have been raised by the parties hereto, even though now unanticipated, unexpected or unknown, as well as all Damages that have already developed and that are now known and anticipated. The parties make this compromise with full knowledge of the facts and possibilities of any other litigation, commenced or that could be commenced, are represented by counsel, and execute and deliver this Agreement being fully informed as to its terms, content and effect.

     (c) COMPLETE BAR. The full execution of this Agreement is a complete and final bar to any and all claims, actions, causes of action, claims for relief, liabilities, costs, expenses, fees, demands, lost profits, and other losses and damages of whatever name or nature between the parties in any manner arising, growing out of, connected with or in any manner involving, concerning or relating to the matters covered by this Agreement, and this Agreement shall forever and finally compromise, settle and terminate any and all disputes, claims, including claims for loss, damage, lost profits, costs, expenses and fees of whatever nature, known or unknown, in any manner arising, growing out of, connected with or in any manner involving, concerning or relating to the matters covered by this Agreement, but excluding claims related to duties and obligations assumed or agreed to under this Agreement.

     (d) AUTHORIZATION. Each party hereto hereby represents and warrants to the other parties hereto that the execution, delivery and performance of this Agreement, and the performance of the transactions contemplated herein, have been duly authorized by all necessary actions on the part of such party, including, without limitation, approval by its respective board of directors.

     7. MISCELLANEOUS PROVISIONS.

     (a) BINDING EFFECT. This Agreement and the releases contained herein are intended to be final and binding among each of the parties hereto, and are to be effective as full and final accord and satisfaction among them as to matters released herein, and each party hereto expressly relies the finality of this Agreement as a substantial, material factor inducing that party's execution of this Agreement. This Agreement is, and shall be, binding upon the parties, their respective agents, servants, employees, officers, directors, stockholders, attorneys, insurers, trustees, heirs, legal representatives, predecessors, successors, assigns, executors, administrators, parents, subsidiaries and affiliates and shall inure to the benefit of their respective agents, servants, employees, officers, directors, stockholders, attorneys, insurers, trustees, heirs, legal representatives, predecessors, successors, assigns, executors, administrators, parents, subsidiaries and affiliates, except as expressly limited herein.

     (b) ATTORNEY'S FEES AND COSTS. Notwithstanding the releases contained in this Agreement, any party may bring an action to enforce this Agreement or may interpose this Agreement by way of defense or counterclaim in any court of law. If any legal action is brought by any of the parties to enforce, or related to,

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

this Agreement, it is expressly agreed that the prevailing party in such legal action shall be entitled to recover from the other party or parties its reasonable attorneys' fees and expenses in addition to any other relief that may be awarded. For purposes of this paragraph, the prevailing party is the party in whose favor final judgment is entered. In the event that declaratory or injunctive relief alone is granted, the court may determine which party, if any, is the prevailing party.

     (c) COOPERATION OF PARTIES. The parties agree to act reasonably and in good faith and to cooperate with each other for the purposes set forth herein, and to promptly do such acts and sign such documents as may be necessary or convenient to further effectuate the intent and purposes of this Agreement.

     (d) NO ADMISSION. This Agreement and the settlement evidenced hereby are made, and the payment or performance of any thing or exchange or any consideration hereunder is given, in settlement and compromise of disputed claims and is not intended, and shall not be construed as, an admission, by any of the parties, of liability as to any of the claims or the matters covered by this Agreement.

     (e) ENTIRE AGREEMENT. It is hereby further understood and agreed that no promises, representations, understandings and warranties have been made by the parties hereto other than those that are expressly contained herein. This Agreement constitutes the entire agreement among the parties regarding the subject matter hereof and supersedes all prior and/or contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, among the parties.

     (f) AMENDMENTS. This Agreement shall not be altered, amended, modified or otherwise changed in any respect or particular whatsoever, except in writing duly executed by all of the parties to this Agreement. Each of the parties hereby acknowledges and agrees that they will make no claim at any time that this Agreement has been orally altered or modified in any respect whatsoever.

     (g) NO WAIVER. The failure of any party to this Agreement to enforce at any time any one or more of the terms or conditions of this Agreement shall not be a waiver of such terms or conditions or such party's right thereafter to enforce each and every condition of this Agreement.

     (h) RESPONSIBILITY FOR COSTS AND FEES. Each party to this Agreement is responsible for the payment of his, hers or its own costs and attorneys' fees incurred in connection with this Agreement, and all related matters.

     (i) CAPTIONS OF HEADINGS. In this Agreement, the captions or headings and subparagraphs are inserted for convenience, reference and identification purposes only, and shall neither control, define, limit nor affect any provision of this Agreement.

     (j) SEVERABILITY. If any provision of this Agreement where the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be thereby affected.

     (k)   SURVIVAL  OF   REPRESENTATIONS.   The   respective   representations,
warranties,   obligations,  covenants  and  agreements  of  the  parties  hereto contained herein shall survive the execution and delivery of this Agreement.

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     (l) GOVERNING  LAW. This  Agreement  shall be governed by, and construed in accordance with, the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

     (m) INTERPRETATION. All singular references herein shall include the plural and vice versa. Use of any gender shall include all genders. Use of a singular possessive noun, noun, article, verb, adverb, adjective or other word shall include the plural possessive noun, noun, article, verb, adverb, adjective or other word, and vice versa. Whenever the words and symbol "and/or" are used in this Agreement, it is intended that this Agreement be interpreted and the sentence, phrase, clause or other part be considered in both their conjunctive and disjunctive sense, and as having been written twice, once with the word "and" inserted and once with the word "or" inserted in the place of said words and symbol "and/or."

     (n) NOTICES. Except as otherwise provided for herein, any notice or demand that, by the provisions hereof, is required or that may be given to, or served upon, any party shall be in writing and: if by telecopy, shall be deemed to have been validly served, given or delivered when transmitted; if by personal delivery or reputable overnight courier, shall be deemed to have been validly served, given or delivered upon actual delivery; and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party to be notified, as set forth below or to such other address as shall hereafter be given in writing by similar notice:

         If to Refocus Group:          Refocus Group, Inc.
                                       10300 North Central Expressway, Suite 104
                                       Dallas, Texas 75231
                                       Attn:    President
                                       (214) 368-0200

         If to Refocus Ocular:         Refocus Group, Inc.
                                       10300 North Central Expressway, Suite 104
                                       Dallas, Texas 75231
                                       Attn:    President
                                       (214) 368-0200

         If to Verus:                  Verus Support Services Inc.
                                       18 East 50th Street, 10th Floor
                                       New York, New York 10022

         If to Verus International:    Verus International Group Ltd.
                                       20 West 55th Street, 12th Floor
                                       New York, New York 10019

     (o) COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall, for all purposes, be deemed to be an original and all of which shall constitute but one and the same Agreement. Further, the parties agree that when this Agreement is executed by any party, a facsimile copy of that signature shall be deemed to be an original signature for any and all purposes.

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

     (p) RELIANCE ON LEGAL COUNSEL. The parties to this Agreement have been advised to consult with an attorney prior to executing this Agreement and hereby acknowledge that they have done so. The parties hereto further acknowledge and represent that they have been given a reasonable period of time to consider and execute this Agreement. The parties hereto further agree that this Agreement will not be construed against any party.


                             SIGNATURE PAGE FOLLOWS


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     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the
7th day of October 2004.

         REFOCUS GROUP:                Refocus Group, Inc.,
                                       a Delaware corporation


                                       By:      /s/ MARK A. COX
                                       Name:    Mark A. Cox
                                       Title:   Vice President & Chief Financial
                                                Officer


         REFOCUS OCULAR:               Refocus Ocular, Inc.,
                                       a Delaware corporation


                                       By:      /s/ MARK A. COX
                                       Name:    Mark A. Cox
                                       Title:   Vice President & Chief Financial
                                                Officer


         VERUS:                        Verus Support Services Inc.,
                                       a New York corporation


                                       By:       /s/ ANDREW MERKATZ
                                       Name:    Andrew Merkatz
                                       Title:   Chief Financial Officer


         VERUS INTERNATIONAL:          Verus International Group Ltd.,
                                       a Cayman Islands corporation


                                       By:      /s/ ANDREW MERKATZ
                                       Name:    Andrew Merkatz
                                       Title:   Chief Financial Officer